EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Jones Apparel Group, Inc.

Contacts:	Wesley R. Card, Chief Operating and Financial Officer Anita Britt, Executive Vice President Finance (215) 785-4000

JONES APPAREL GROUP, INC. REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

  Launches Jones New York Signature Product Line for Spring 2004
  Provides Guidance for 2003 & 2004
  Announces Intention To Bid On Kasper A.S.L., Ltd.
  Initiates Quarterly Dividend of $.08 per share
  Authorizes Additional $150 Million Stock Repurchase
  Announces addition of Ann Reese to Board of Directors

NEW YORK, NEW YORK -- July 29, 2003 -- Jones Apparel Group, Inc. (NYSE:JNY) today reported results for the second quarter of 2003. Revenues increased 1% to $980 million for the second quarter ended July 5, 2003, from $972 million for the second quarter ended July 6, 2002. Earnings per share increased to $.54 for the second quarter of 2003 as compared to $.49 for the second quarter of 2002.

Peter Boneparth, Chief Executive Officer, stated, "We are quite satisfied with our second quarter results, which were achieved during a very difficult period as consumers remained wary of the sluggish economy and higher levels of unemployment. While the overall retail environment improved slightly from the first quarter, it continued to present numerous obstacles across our various businesses. Promotional sales were broad across all channels of distribution impacting many of our wholesale businesses, and we accordingly experienced slightly lower orders across many of our wholesale businesses, as our retail partners focused on controlling inventories within their channels of distribution. In our retail segment, consumer traffic was most challenging within our mall-based stores, while stores located in outlet centers showed considerable improvement from the first quarter."

Wesley Card, Chief Operating and Financial Officer, commented, "Our operating margin for the quarter was 13%, compared to an operating margin of 12.4% for the second quarter of 2002. The operating margin in 2002 included a $9.3 million purchase accounting adjustment to bring the Gloria Vanderbilt inventory to fair market value and a $5.8 million write down in the value of trademarks associated with the jewelry business. Exclusive of these items, our operating margin for the most recent quarter declined 100 basis points, resulting from lower operating margins in the apparel segments of the business, which were impacted by higher store promotions. These decreases were partially offset by stronger margins in the jewelry and retail businesses."

Mr. Card further stated, "Inventory levels were $584 million, or $523 million on a comparable basis to last year (the 2002 balance is exclusive of l.e.i. inventory as it was acquired on August 14, 2002), compared to $554 million in 2002, representing a 6% decrease. We ended the quarter with $1 billion of debt, principally long-term, resulting in a debt (net of cash on hand of $347 million) to book capitalization ratio of 21.3%. During the quarter, we repurchased 1.1 million shares of Company common stock in the open market at an aggregate cost of $31.5 million."

Mr. Boneparth added, "As we focus on the future, we are energized by several important new initiatives. We are launching a new lifestyle-inspired product, branded Jones New York Signature, for Spring 2004 with deliveries scheduled to be in stores for February. This line will be launched in over 700 department store locations, with expected net sales of $200 million for the full year 2004. We will fully support the launch with a comprehensive national media campaign including national advertising in fashion and lifestyle publications, and grassroots efforts including trunk shows and in-store events, as well as retail support across all doors through our retail coordinator program."

"The uncertain economic climate and its possible effect on consumer spending in the back half of 2003, would lead us to reduce our previous earnings per share forecast from a range of $2.90 to $3.10 to a range of $2.75 to $2.80 for the full year of 2003. Moreover, as we have initiated conversations with our customers, we have determined that there will be costs impacting our second half earnings outlook as a result of transitioning from the Lauren and Ralph product lines," Mr. Boneparth continued. "Specifically, we will be providing incentives to our wholesale customers to assist them in

- continued -

managing their inventories of the discontinued lines through year-end 2003. We are also required to accelerate the amortization period for store fixtures for the Lauren product as well as the Canadian license for the Polo brands that we acquired in 1999, so that all assets are fully amortized and expensed by December 31, 2003. We recognized $1.9 million associated with the accelerated non-cash amortization in the second quarter of 2002. We will be converting real estate for a number of Polo retail locations in Canada to other Jones New York Brands, or in a few instances we may opt to terminate the lease. Inclusive of these items, we now anticipate revenues for the full year 2003 in a range of $4.325 billion to $4.375 billion and earnings per share in a range of $2.40 to $2.50. We forecast cash flow from operations in excess of $500 million for 2003. While it is very early to fully anticipate the economic climate for 2004, we are comfortable that we can achieve revenues of $4 billion and earnings per share in a range of $2.25 to $2.50, exclusive of financial transactions and additional acquisitions. We also forecast cash flow from operations for 2004 to be in excess of $400 million."

Mr. Boneparth added, "We have decided to enter the auction process for Kasper A.S.L., Ltd., which will shortly be emerging from Chapter 11 Bankruptcy proceedings. We see numerous strategic advantages to acquiring Kasper. Its portfolio of brands, which include Kasper and Anne Klein, can be excellent additions to our existing branded portfolio. This potential acquisition would be a good fit within all our product segments and offers product growth opportunities and cost synergies."

"Further, the Board of Directors has declared our first-ever quarterly cash dividend of $.08 per share to all common stockholders of record as of August 15, 2003 for payment on August 29, 2003. We continue to place high priority on maintaining a strong capital structure that will continue to provide us with financial strength as an industry leader and also provide an optimal return to our equity holders. We believe that instituting a dividend at this time is key to that equation, and it reinforces our Board’s confidence in the Company’s financial strength and continued positive cash flow, while remaining within our prudent financial policies."

"Finally, aggregate open market share repurchases now total 25.3 million shares, or $614.2 million, since the program began in 1995. With just $35.8 million remaining under current authorizations, the Board of Directors has authorized an additional $150 million to bring the aggregate program to $800 million."

Mr. Boneparth concluded, "We are continuing to enhance our initiatives as a Company in the area of corporate governance. I am pleased to announce that Ann Reese has been added to the Board of Directors. Ms. Reese brings with her close to thirty years of financial experience, with her most recent corporate service as Executive Vice President and Chief Financial Officer for ITT Corporation. She will serve on the Audit Committee and meets the Security and Exchange Commission’s standards for an audit committee financial expert. "

The Company will host a conference call with management to discuss these results and its outlook for 2003 and 2004 at 9:30 a.m. EST today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 Company, is a leading designer and marketer of branded apparel, footwear and accessories. The Company's nationally recognized brands include: Jones New York; Lauren by Ralph Lauren, Ralph by Ralph Lauren, and Polo Jeans Company, which are licensed from Polo Ralph Lauren Corporation; Evan-Picone, Rena Rowan, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Currants, Jamie Scott, Todd Oldham, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Napier and Judith Jack. The Company also markets costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Corporation and the Givenchy brand licensed from Givenchy Corporation, and footwear and accessories under the ESPRIT brand licensed from Esprit Europe, B.V. Celebrating more than 30 years of service, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements herein are "forward-looking statements'' made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the strength of the economy and the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, and other factors which are set forth in the Company's 2002 Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

# # #

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data

                                                             SECOND QUARTER                        SIX MONTHS
                                                  -----------------------------------  -----------------------------------
                                                        2003               2002              2003               2002
                                                  ----------------   ----------------  ----------------   ----------------
Net sales                                         $  974.7   99.4%   $  966.1   99.4%  $2,201.5   99.4%   $2,086.3   99.4%
Licensing income (net)                                 5.7    0.6%        6.0    0.6%      13.2    0.6%       12.6    0.6%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Total revenues                                       980.4  100.0%      972.1  100.0%   2,214.7  100.0%    2,098.9  100.0%

Cost of goods sold                                   603.2   61.5%      582.8   60.0%   1,356.1   61.2%    1,261.3   60.1%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Gross profit                                         377.2   38.5%      389.3   40.0%     858.6   38.8%      837.6   39.9%
SG&A expenses                                        249.4   25.4%      267.6   27.5%     521.8   23.6%      533.1   25.4%
Executive compensation obligations                       -      -         0.7    0.1%         -      -        31.9    1.5%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Income from operations                               127.8   13.0%      121.0   12.4%     336.8   15.2%      272.6   13.0%
Net interest expense and financing costs              14.2    1.4%       14.2    1.5%      28.3    1.3%       30.2    1.4%
Equity in earnings of unconsolidated affiliates        0.5    0.1%          -      -        1.1    0.0%          -      -
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Income before taxes                                  114.1   11.6%      106.8   11.0%     309.6   14.0%      242.4   11.5%
Provision for income taxes                            43.0    4.4%       40.3    4.1%     116.7    5.3%       91.4    4.4%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Income before cumulative effect of change in
  accounting principle                                71.1    7.3%       66.5    6.8%     192.9    8.7%      151.0    7.2%
Cumulative effect of change in accounting
  for intangible assets, net of tax                      -      -           -      -          -      -        13.8    0.7%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Net income                                        $   71.1    7.3%   $   66.5    6.8%  $  192.9    8.7%   $  137.2    6.5%
                                                  ========  ======   ========  ======  ========  ======   ========  ======

Shares outstanding - diluted                         136.7              139.8             137.0              138.5
Earnings per share - diluted
  Income before cumulative effect of change in
    accounting principle                             $0.54              $0.49             $1.44              $1.12
  Cumulative effect of change in accounting
    for intangible assets, net of tax                    -                  -                 -              (0.10)
                                                  --------           --------          --------           --------
  Net income                                         $0.54              $0.49             $1.44              $1.02
                                                  ========           ========          ========           ========

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

all amounts in millions

                                        Wholesale  Wholesale    Wholesale
                                           Better   Moderate   Footwear &                 Other &
                                          Apparel    Apparel  Accessories    Retail  Eliminations  Consolidated
                                        -----------------------------------------------------------------------

For the fiscal quarter ended July 5, 2003
  Revenues from external customers         $318.2     $286.3       $193.1    $177.1          $5.7      $  980.4
  Intersegment revenues                      16.0        7.1         13.6         -         (36.7)            -
                                        -----------------------------------------------------------------------
    Total revenues                          334.2      293.4        206.7     177.1         (31.0)        980.4
                                        -----------------------------------------------------------------------

  Segment income (loss)                     $48.2      $30.1        $28.5     $28.1         $(7.1)        127.8
                                        =========================================================
                                             14.4%      10.3%        13.8%     15.9%                       13.0%

  Net interest expense                                                                                    (14.2)
  Equity in earnings of unconsolidated affiliates                                                           0.5
                                                                                                        -------
    Income before provision for income taxes                                                             $114.1
                                                                                                        =======

For the fiscal quarter ended July 6, 2002
  Revenues from external customers         $343.7     $224.0       $210.8    $187.6          $6.0      $  972.1
  Intersegment revenues                      18.1        4.4         14.9         -         (37.4)            -
                                        -----------------------------------------------------------------------
    Total revenues                          361.8      228.4        225.7     187.6         (31.4)        972.1
                                        -----------------------------------------------------------------------

  Segment income (loss)                     $65.7      $24.5        $19.5     $23.4        $(12.1)        121.0
                                        =========================================================
                                             18.2%      10.7%         8.6%     12.5%                       12.4%

  Net interest expense                                                                                    (14.2)
                                                                                                        -------
    Income before provision for income taxes                                                             $106.8
                                                                                                        =======

For the fiscal six months ended July 5, 2003
  Revenues from external customers         $763.3     $698.6       $422.2    $317.4         $13.2      $2,214.7
  Intersegment revenues                      42.5        8.5         29.7         -         (80.7)            -
                                        -----------------------------------------------------------------------
    Total revenues                          805.8      707.1        451.9     317.4         (67.5)      2,214.7
                                        -----------------------------------------------------------------------

  Segment income (loss)                    $149.8     $103.8        $75.5     $23.3        $(15.6)        336.8
                                        =========================================================
                                             18.6%      14.7%        16.7%      7.3%                       15.2%

  Net interest expense                                                                                    (28.3)
  Equity in earnings of unconsolidated affiliates                                                           1.1
                                                                                                        -------
    Income before provision for income taxes                                                             $309.6
                                                                                                        =======

For the fiscal six months ended July 6, 2002
  Revenues from external customers         $817.6     $480.6       $444.7    $343.4         $12.6      $2,098.9
  Intersegment revenues                      48.0        5.7         37.4         -         (91.1)            -
                                        -----------------------------------------------------------------------
    Total revenues                          865.6      486.3        482.1     343.4         (78.5)      2,098.9
                                        -----------------------------------------------------------------------

  Segment income (loss)                    $173.8      $71.4        $50.5     $29.8        $(52.9)        272.6
                                        =========================================================
                                             20.1%      14.7%        10.5%      8.7%                       13.0%

  Net interest expense                                                                                    (30.2)
                                                                                                        -------
    Income before provision for income taxes                                                             $242.4
                                                                                                        =======

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

all amounts in millions

                                                      July 5, 2003     July 6, 2002
                                                     -------------    -------------
ASSETS
CURRENT:
  Cash and cash equivalents                                 $347.5           $296.3
  Accounts receivable, net of allowances
    of $37.5 and $36.2 for doubtful
    accounts, discounts, returns and
    co-op advertising                                        432.7            415.1
  Inventories                                                584.4            553.7
  Deferred taxes                                              76.6             69.1
  Other current assets                                        44.5             48.2
                                                        ----------       ----------
    TOTAL CURRENT ASSETS                                   1,485.7          1,382.4

Property, plant and equipment, at cost,
  less accumulated depreciation and
  amortization                                               257.9            248.5
Goodwill, less accumulated amortization                    1,542.3          1,369.4
Other intangibles, less accumulated amortization             676.1            575.5
Other assets                                                  56.5             82.4
                                                        ----------       ----------
                                                          $4,018.5         $3,658.2
                                                        ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
  Current portion of long-term debt and
    capital lease obligations                               $180.4             $7.2
  Accounts payable                                           241.2            211.7
  Income taxes payable                                        28.0             40.7
  Accrued expenses and other current liabilities             135.5            161.7
                                                        ----------       ----------
    TOTAL CURRENT LIABILITIES                                585.1            421.3
                                                        ----------       ----------

NONCURRENT LIABILITIES:
  Long-term debt and obligation under capital leases         828.6            985.0
  Deferred taxes                                             107.2             66.9
  Other                                                       46.6             37.5
                                                        ----------       ----------
    TOTAL NONCURRENT LIABILITIES                             982.4          1,089.4
                                                        ----------       ----------
    TOTAL LIABILITIES                                      1,567.5          1,510.7
                                                        ----------       ----------

STOCKHOLDERS' EQUITY                                       2,451.0          2,147.5
                                                        ----------       ----------
                                                          $4,018.5         $3,658.2
                                                        ==========       ==========

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

all amounts in millions

                                                             Six Months Ended
                                                       ----------------------------
                                                        July 5, 2003   July 6, 2002
                                                       -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $192.9         $137.2
                                                          ----------     ----------
  Adjustments to reconcile net income to net
    cash provided by operating activities,
    net of acquisitions:
      Cumulative effect of change in accounting principle          -           13.8
      Amortization of original issue discount                    7.5            7.3
      Trademark impairment losses                                  -            5.8
      Depreciation and other amortization                       38.6           41.8
      Provision for losses on accounts receivable                1.3            3.1
      Deferred taxes                                            14.7          (13.3)
      Gain on short sale of U.S. Treasury Securities            (6.6)          (7.4)
      Other                                                     (0.1)           0.7
      Changes in operating assets and liabilities:
        Accounts receivable                                    (43.7)          16.3
        Inventories                                            (53.2)          58.5
        Prepaid expenses and other current assets              (14.7)           4.2
        Other assets                                            10.4           10.2
        Accounts payable                                        10.1           10.6
        Income taxes payable                                     3.2           48.1
        Accrued expenses and other liabilities                 (38.2)         (14.9)
                                                          ----------     ----------
        Total adjustments                                      (70.7)         184.8
                                                          ----------     ----------
        Net cash provided by operating activities              122.2          322.0
                                                          ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions, net of cash acquired                               -          (80.9)
  Capital expenditures                                         (27.3)         (27.5)
  Payments relating to acquisitions                             (0.1)          (2.0)
  Net cash related to sale of U.S. Treasury bonds               12.2              -
  Acquisition of intangibles                                    (6.0)          (1.1)
  Repayment of loans to officers                                   -            2.0
  Proceeds from sale of property, plant and equipment           24.9            0.3
  Other                                                          0.2           (0.1)
                                                          ----------     ----------
  Net cash provided by (used in) investing activities            3.9         (109.3)
                                                          ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments under various credit facilities                   -           (0.8)
  Repayment of long-term debt                                   (7.4)          (0.7)
  Refinancing of acquired debt                                     -          (43.7)
  Principal payments on capitalized leases                      (2.5)          (7.9)
  Purchases of treasury stock                                  (59.2)             -
  Proceeds from exercise of employee stock options               6.1           60.0
                                                          ----------     ----------
  Net cash (used in) provided by financing activities          (63.0)           6.9
                                                          ----------     ----------

EFFECT OF EXCHANGE RATES ON CASH                                 1.1            0.2
                                                          ----------     ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                       64.2          219.8
CASH AND CASH EQUIVALENTS, beginning of period                 283.3           76.5
                                                          ----------     ----------
CASH AND CASH EQUIVALENTS, end of period                      $347.5         $296.3
                                                          ==========     ==========